Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Golden Minerals Company and subsidiaries of our report dated March 19, 2024, relating to the consolidated financial statements, which appears in Golden Minerals Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Haynie & Company
Salt Lake City, Utah

June 21, 2024

071099_0002-1587074508-3740/0.1